Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES

FIRST QUARTER 2022 FINANCIAL RESULTS

●	First quarter 2022 revenue of $17.6 million, up 77% year over year
●	Establishes new financial targets, including positive cash flow from operations in the first quarter of 2023 and a minimum balance of $50 million in cash, restricted cash, and available for sale investments
●	Cash, restricted cash, and short-term investments in debt securities balance of $85 million and weighted average shares outstanding of 52.8 million as of March 31, 2022
●	Announces intent to expand distribution and promotion through additional Free, Ad-supported Streaming TV (FAST) channels later in 2022

SILVER SPRING, Md. (May 12, 2022) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the first quarter ended March 31, 2022.

“We are pleased to report another quarter of strong year-over-year growth in revenue and paid subscribers and industry-leading retention rates as we continue to deliver the world’s best factual content to the marketplace,” said Clint Stinchcomb, President & CEO. “Our global platform, library of over 10,000 titles, and millions of loyal subscribers have established Curiosity as a valuable media brand. With the commitment to positive cash flow from operations we are announcing today, we are firmly establishing Curiosity as an enduring company that will continue to delight our subscribers in the years to come.”

First Quarter 2022 Financial Results

●	Revenue of $17.6 million, up from $9.9 million in the first quarter of 2021;
●	Total paying subscribers of approximately 24 million, up 50% year over year;
●	Gross profit of $5.8 million compared to $5.7 million in the first quarter of 2021;
●	Net loss of $(15.9) million compared to net loss of $(18.8) million in the first quarter of 2021; and
●	EBITDA of $(19.3) million compared to EBITDA of $(15.1) million in the first quarter of 2021.

First Quarter 2022 Business Highlights

●	Grew subscribers while maintaining low single digit churn
●	Launched Curiosity Now Free, Ad-supported Streaming TV (FAST) channel
●	Premiered the landmark 8-part original series TITANS: THE RISE OF WALL STREET, the 6-part series INSIDE THE MIND OF A CON ARTIST, RED ELVIS: THE COLD WAR COWBOY, and three new episodes of the ongoing series ANCIENT YELLOWSTONE.

Financial Outlook

For the first half of 2022, CuriosityStream expects the following:

●	Revenue between $38 - $40 million
●	EBITDA between $(35) - $(33) million

The Company is not able to provide expectations of net loss, the closest comparable GAAP measure to EBITDA (a non-GAAP measure), on a forward-looking basis because the Company is unable to predict without unreasonable efforts the ultimate outcome of matters (including accounting fair value adjustments and other such items) that will determine the quantitative amount of the items excluded from the non-GAAP measure, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company’s Q1 2022 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, the commitment to positive cash flow and future cash balances, success of the 2022 content slate, and the information under the heading “Financial Outlook” in this press release. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2021, that we filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, and in CuriosityStream’s other SEC filings. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s limited operating history; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; (vi) the ability to meet Nasdaq’s listing standards and (vii) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present EBITDA in this press release. Our use of non-GAAP financial measures, such as EBITDA, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use this non-GAAP financial measure in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. This measure provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of core operating results, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from EBITDA: other income (expense), income taxes, depreciation and amortization, and loss / (gain) on change in fair value on warrants.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (2) EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.

About Curiosity Inc.

Curiosity Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows and series covering science, nature, history, technology, society, and lifestyle. With approximately 24 million subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; and Curiosity Studios, which oversees original programming. Curiosity Inc. recently completed the acquisition of One Day University, which provides access to engaging talks and lectures by leading university and college professors in the United States. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

CuriosityStream Inc.
Consolidated Balance Sheets
(in thousands, except par value)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$22,715	$15,216
Restricted cash	2,181	2,331
Short-term investments in debt securities	60,011	65,833
Accounts receivable	13,441	23,493
Other current assets	4,190	6,413
Total current assets	102,538	113,286

Investments in debt securities	-	15,430
Investments in equity method investees	10,644	9,987
Property and equipment, net	1,254	1,342
Content assets, net	78,114	72,682
Intangibles, net	1,248	1,369
Goodwill	2,793	2,793
Operating lease right-of-use assets	3,900	-
Other assets	686	689
Total assets	$201,177	$217,578

Liabilities and stockholders’ equity (deficit)

Current liabilities
Content liabilities	$4,012	$9,684
Accounts payable	8,396	3,428
Accrued expenses and other liabilities	9,159	12,429
Deferred revenue	24,758	22,430
Total current liabilities	46,325	47,971

Warrant liability	1,801	5,661
Non-current operating lease liabilities	4,903	-
Other liabilities	687	2,011

Total liabilities	53,716	55,643

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value – 1,000 shares authorized as of March 31, 2022 and December 31, 2021; zero shares issued and outstanding as of March 31, 2022 and December 31, 2021	-	-
Common stock, $0.0001 par value – 125,000 shares authorized as of March 31, 2022 and December 31, 2021; 52,767 shares issued and outstanding as of March 31, 2022; 52,677 issued and outstanding as of December 31, 2021	5	5
Additional paid-in capital	353,985	352,334
Accumulated other comprehensive loss	(455)	(222)
Accumulated deficit	(206,074)	(190,182)
Total stockholders’ equity (deficit)	147,461	161,935
Total liabilities and stockholders’ equity (deficit)	$201,177	$217,578

CuriosityStream Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	For the three months ended March 31,
	2022	2021

Revenues	$17,627	$9,936

Operating expenses
Cost of revenues	11,850	4,158
Advertising and marketing	14,768	12,248
General and administrative	10,503	8,733
	37,121	25,139
Operating loss	(19,494)	(15,203)

Change in fair value of warrant liability	3,860	(3,786)
Interest and other (expense) income	(57)	260
Equity interests loss	(156)	-
Loss before income taxes	(15,847)	(18,729)
Provision for income taxes	45	26
Net loss	$(15,892)	$(18,755)

Net loss per share
Basic	$(0.30)	$(0.39)
Diluted	$(0.30)	$(0.39)
Weighted average number of common shares outstanding
Basic	52,750	48,071
Diluted	52,750	48,071

CuriosityStream Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the three months ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(15,892)	$(18,755)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	(3,860)	3,786
Additions to content assets	(14,470)	(9,040)
Change in content liabilities	(5,672)	1,388
Amortization of content assets	9,038	2,746
Depreciation and amortization expenses	209	95
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	411	166
Stock-based compensation	1,788	2,323
Equity interests loss	156	-
Other non-cash items	120	-
Changes in operating assets and liabilities
Accounts receivable	10,052	300
Other assets	2,227	(1,221)
Accounts payable	4,990	2,177
Accrued expenses and other liabilities	(3,677)	(775)
Deferred revenue	2,293	4,220
Net cash used in operating activities	(12,287)	(12,590)

Cash flows from investing activities
Purchases of property and equipment	(22)	-
Investment in equity method investees	(813)	-
Sales of investments in debt securities	2,502	3,011
Maturities of investments in debt securities	19,603	2,980
Purchases of investments in debt securities	(1,497)	(141,644)
Net cash provided by (used in) investing activities	19,773	(135,653)

Cash flows from financing activities
Exercise of stock options	-	293
Exercise of warrants	-	54,898
Payments related to tax withholding	(137)	-
Proceeds from issuance of Common Stock	-	94,101
Payment of offering costs	-	(413)
Net cash (used in) provided by financing activities	(137)	148,879

Net increase in cash, cash equivalents and restricted cash	7,349	636
Cash, cash equivalents and restricted cash, beginning of period	17,547	17,384
Cash, cash equivalents and restricted cash, end of period	$24,896	$18,020

Supplemental disclosure:
Cash paid for taxes	$177	$2
Cash paid for operating leases	$131	$-
Right-of-use assets obtained in exchange for new operating lease liabilities(1)	$3,965	$-

(1)	Includes adoption of new leasing guidance effective January 1, 2022.

Reconciliation of GAAP Financial Metrics to Non-GAAP

(in thousands)

(unaudited)

	For the three months ended March 31,
	2022	2021

Net loss	(15,892)	(18,755)

Change in fair value of warrant liability	(3,860)	3,786
Interest and other expense (income)	57	(260)
Provision for Income taxes	45	26
Equity interests loss	156	-
Depreciation and amortization	209	84
EBITDA	$(19,285)	$(15,119)

Contacts:

CuriosityStream Communications

Ashley Huston

Ashley.Huston@CuriosityStream.com

CuriosityStream Investor Relations

Denise Garcia

IR@CuriosityStream.com